APPENDIX K: CODE OF ETHICS

Strategic Global Advisors, LLC ("SGA"), which is registered as an investment adviser with the Securities and Exchange Commission (the "SEC"), has adopted the following Code of Ethics (this "Code").

I.   PURPOSE OF CODE OF ETHICS

Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), requires SEC registered investment advisers to establish, maintain and enforce a written code of ethics that, at a minimum, sets the standard of business conduct that SGA requires of its Supervised Persons, requires Supervised Persons to comply with applicable federal securities laws,(1) and sets forth provisions regarding personal securities transactions by Access Persons.

In addition, Section 204A of the Advisers Act requires registered investment advisers such as SGA to establish, maintain and enforce written policies and procedures reasonably designed to prevent the misuse of material, non-public information. Furthermore, SGA and each of its Supervised Persons has a fiduciary obligation to SGA's clients to protect the confidentiality of all proprietary, sensitive or other confidential information communicated to SGA or such Supervised Persons by its clients. Finally, because SGA and each of its Supervised Persons is a fiduciary to SGA's clients, SGA and such Supervised Persons must maintain the highest ethical standards and refrain from engaging in activities that may create actual or apparent conflicts of interest between SGA or such Supervised Persons, on the one hand, and SGA's clients, on the other.

To ensure that federal securities laws are not violated, that client confidences are maintained, and that conflicts of interest are avoided, SGA has adopted the policies and procedures set forth in this Code. The policies and procedures set forth in this Code are intended to articulate SGA's policies, educate the Supervised Persons about the issues and SGA's policies, establish procedures for complying and monitoring compliance with those policies and procedures, and ensure to the extent feasible that SGA satisfies its obligations in this area. By doing so, SGA hopes to ensure that the highest ethical standards are maintained by SGA and its Supervised Persons and that the reputation of SGA is sustained.

II.  FIDUCIARY OBLIGATIONS IN GENERAL

As a fiduciary to SGA's clients, each Supervised Person must avoid actual and apparent conflicts of interest with SGA's clients. Such conflicts of interest could arise if securities are bought or sold for personal accounts in a manner that would significantly compete with the purchase or sale of securities for client accounts, or if securities are bought or sold for client accounts in a manner that is advantageous to such personal accounts. Also, the SEC has determined that it is a conflict of interest for an investment adviser's employees to personally take advantage of a limited investment opportunity without first considering whether the investment is appropriate for any of SGA's clients. If so, SGA's employees are first obligated to make such limited opportunity available to SGA's clients. More information describing


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(1)  "Federal securities laws" means the Securities Act of 1933 (the "1933
     Act"), the Securities Exchange Act of 1934 (the "1934 Act"), the Investment Company Act of 1940 (the "Investment Company Act"), the Advisers Act, Title V of the Gramm-Leach-Bliley Act ("GLB Act"), any rules adopted by the SEC under these statutes, the Bank Secrecy Act as it applies to investment companies and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.


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such conflicts of interest and the compliance procedures for avoiding such conflicts of interest are set forth below.

Fraudulent activities by Supervised Persons are prohibited. Specifically, any Supervised Person, in connection with the purchase or sale, directly or indirectly, by such Supervised Person of a security held or to be acquired by an SGA client may not:

o    Employ any device, scheme or artifice to defraud SGA's clients;

o Make any untrue statement of a material fact to SGA's clients or omit to state a material fact necessary in order to make the statements made to SGA's clients, in light of the circumstances under which they are made, not misleading;

o Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on SGA's clients; or

o    Engage in any manipulative practice with respect to SGA's clients.

If you have any questions regarding this Code, please contact the Chief Compliance Officer.

This Code requires Supervised Persons to report or disclose to and/or seek approval from the Chief Compliance Officer for certain activities. In the case of the Chief Compliance Officer, the Chief Compliance Officer will report to and seek approval from the President, who will review such activities. The President will also serve as a backup to the Chief Compliance Officer in the absence of the Chief Compliance Officer during vacations, extended illness, or incapacity. However, neither the President nor the Chief Compliance Officer may approve their own activities.

III. DEFINITIONS

For purposes of this Code:

A. "ACCESS PERSON" shall mean: (a) any Supervised Person: (i) who has access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund, or (ii) who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic; and (b) SGA's managers and officers.

     The Chief Compliance Officer will maintain a list of individuals currently and formerly deemed to be Access Persons.

B. "AUTOMATED INVESTMENT PLAN" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

C. "BENEFICIAL OWNERSHIP" is interpreted in the same manner as it would be under Rule 16a-1(a)(2) in determining whether a person has beneficial ownership of a security for purposes of Section 16 of the 1934 Act. In general, beneficial ownership means that a person, directly, or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities. A pecuniary interest means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities.


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     An indirect pecuniary interest includes (i) securities held by a member of a person's immediate family sharing the same household, (ii) a persons' interest in securities held by a trust, and (iii) a person's right to acquire securities through the exercise of a derivative security. The definition of "beneficial ownership" is complex, and if you have any question whether you have a beneficial interest in a security, please consult with the Chief Compliance Officer. Any report filed under this Code may state that the report is not to be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security to which the report relates.

D. "CONTRIBUTION" is defined as any gift, subscription, loan, advance, or deposit of money or anything of value made for: (i) The purpose of influencing any election for federal, state or local office; (ii) Payment of debt incurred in connection with any such election; or (iii) Transition or inaugural expenses of the successful candidate for state or local office.

E. "COVERED ASSOCIATE" of an investment adviser is defined as: (i) Any general partner, managing member or executive officer, or other individual with a similar status or function; (ii) Any employee who solicits a government entity for the investment adviser and any person who supervises, directly or indirectly, such employee; and (iii) Any political action committee controlled by the investment adviser or by any of its Covered Associates.

F. "EQUITY SECURITY" means any stock or similar security; or any security future on any such security; or any security convertible, with or without consideration, into such a security, or carrying any warrant or right to subscribe to or purchase such a security; or any such warrant or right; or any stock or similar security, certificate of interest or participation in any profit sharing agreement, preorganization certificate or subscription, transferable share, voting trust certificate or certificate of deposit for an equity security, limited partnership interest, interest in a joint venture, or certificate of interest in a business trust; any security future on any such security; or any security convertible, with or without consideration into such a security, or carrying any warrant or right to subscribe to or purchase such a security; or any such warrant or right; or any put, call, straddle, or other option or privilege of buying such a security from or selling such a security to another without being bound to do so.

G. "FOREIGN EQUITY SECURITY" means any equity security of a foreign issuer and is to include ordinary shares, depositary shares evidenced by American Depositary Receipts ("ADRs"), Global Depositary Receipt ("GDRs"), European Depositary Receipt ("EDRs"), and open-ended collective investment schemes, such as exchange-traded funds, investing in securities of foreign issuers.

H. "INITIAL PUBLIC OFFERING (IPO)" means an offering of securities registered under the 1933 Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

I. "INSIDE INFORMATION" means material, nonpublic information (i.e., information which is not available to investors generally) that a reasonable investor would consider to be important in deciding whether to buy, sell or retain a security, including for example non-public information relating to a pending merger, acquisition, disposition, joint venture, contract award or termination, major lawsuit or claim, earnings announcement or change in dividend policy, significant product development, or the gain or loss of a significant customer or supplier. Any non-public information may be inside information regardless of whether it is developed internally or obtained from others (e.g., the issuer, current or prospective customers, suppliers or business



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     partners). Information is considered non-public until the market has had a reasonable time after public announcement to assimilate and react to the information.

J. "LIMITED OFFERING" means an offering that is exempt from registration under the 1933 Act pursuant to Sections 4(2) or 4(6) or Rule 504, 505 or
     506. Limited Offerings are sometimes referred to as private placements of securities.

K. "PERSONAL ACCOUNT" means any securities and futures account of an Access Person in which the Access Person has a direct or indirect pecuniary interest and which account holds Reportable Securities. An account established for the benefit of the following will be presumed to be a Personal Account unless the Access Person and the Chief Compliance Officer agree otherwise in writing: (1) an Access Person; (2) the spouse of an Access Person; (3) any child of any Access Person under the age of 21 of an Access Person, whether or not residing with the Access Person; (4) any other family member of the Access Person residing in the same household with the Access Person or to whose financial support the Access Person makes a significant contribution; and (5) any other account in which the Access Person has a direct or indirect beneficial interest (e.g. joint accounts, trustee accounts, partnerships, investment clubs, estates or closely held corporations in which the Access Person has a beneficial interest).

L. "PROHIBITED SECURITY" means any US or Foreign Equity Security and any Exchange Traded Fund that is a SECURITY HELD OR TO BE ACQUIRED (as defined below).

M. "PUBLICLY TRADED SECURITY" means any equity or debt instrument traded on an exchange, through NASDAQ or through the "Pink Sheets," any option to purchase or sell such equity or debt instrument, any index stock or bond group option that includes such equity or debt instrument, and futures contract on stock or bond groups that includes such equity or debt instrument, and any option on such futures contract. A Publicly Traded Security also means any security traded on foreign security exchanges, and publicly traded shares of registered closed-end investment companies, unit trusts, partnership and similar interests, notes, warrants, or fixed income instruments, and bonds and debt obligations issued by foreign governments, states, or municipalities. Securities issued by mutual funds, U.S. treasury bonds, notes and bills, U.S. savings bonds and other instruments issued by the U.S. government, debt instruments issued by a banking institution (such as bankers' acceptances, certificates of deposit, commercial paper and other high-quality short-term debt instruments, including repurchase agreements) and U.S. and foreign currency (collectively, "Non-covered Securities") are not considered Publicly Traded Securities for the purpose of this Code.

N. "PURCHASE OR SALE OF A SECURITY" includes, among other things, the writing of an option to purchase or sell a security.

O.   "REPORTABLE SECURITY" means a Security, except that it does not include:
     (1) direct obligations of the Government of the United States; (2) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (including repurchase agreements); (3) shares issued by money market funds; (4) shares issued by open-end funds other than exchange-traded funds; and (5) shares issued by unit investment trusts that are invested exclusively in one or more open-end mutual funds other than exchange-traded funds.

P. "SECURITY" means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral- trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest



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     in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

Q. "SECURITY HELD OR TO BE ACQUIRED" includes: (1) any Reportable Security which, within the most recent 15 days: (a) is or has been held by any client of SGA in an account managed by SGA; or (b) is being or has been considered by SGA for purchase on behalf of any client of SGA; and (2) any option to purchase or sell, and any security convertible into or exchangeable for, a Reportable Security described in clauses (1) or (2) above.

R. "SUPERVISED PERSON" shall mean any officer or manager (or other person occupying a similar status or performing similar functions), or employee, or any other person who provides investment advice on SGA's behalf and is subject to SGA's supervision or control.

IV.  INSIDER TRADING

It is unlawful to engage in "Insider Trading." This means, in general, that no "insider" may (1) purchase or sell a security on the basis of material, nonpublic information or (2) communicate material, nonpublic information about a company to another person where the communication leads to, or is intended to lead to, a purchase or sale of securities of such company. Because SGA does not have an investment banking division or affiliate, it is anticipated that Supervised Persons will not routinely receive "inside information." From time to time, however, Supervised Persons may receive such information. To educate Supervised Persons, more information describing "Insider Trading" and the penalties for such trading is set forth below. Compliance procedures regarding the use of inside information by Supervised Persons are also described.

A.   INSIDER TRADING DEFINED

     The term "Insider Trading" is generally used to refer to (1) a person's use of material, nonpublic information in connection with transactions in securities and (2) certain communications of material, nonpublic information.

     The laws concerning Insider Trading generally prohibit:

     o The purchase or sale of securities by an insider, on the basis of material, nonpublic information;

     o The purchase or sale of securities by a non-insider, on the basis of material, nonpublic information where the information was disclosed to the non-insider in violation of an insider's duty to keep the information confidential or was misappropriated; or

     o The communication of material, nonpublic information in violation of a confidentiality obligation where the information leads to a purchase or sale of securities.


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     1.   WHO IS AN INSIDER?

          The concept of "insider" is broad. It generally includes officers, directors, partners, employees and controlling shareholders of a company or other entity. In addition, a person can be considered a "temporary insider" of a company or other entity if he or she enters into a confidential relationship in the conduct of the company's or entity's affairs and, as a result, is given access to information that is intended to be used solely for such company's or entity's purposes. A temporary insider can include, among others, an entity's attorneys, accountants, consultants, investment bankers, commercial bankers and the employees of such organizations. In order for a person to be considered a temporary insider of a particular entity, the entity must expect that the person receiving the information keep the information confidential and the relationship between the entity and the person must at least imply such a duty. Analysts are usually not considered insiders of the entities that they follow, although if an analyst is given confidential information by an entity's representative in a manner which the analyst knows or should know to be a breach of that representative's duties to the entity, the analyst may become a temporary insider.

     2.   WHAT IS MATERIAL INFORMATION?

          Trading on the basis of inside information is not a basis for liability unless the information is "material." Material information is generally defined as information that a reasonable investor would likely consider important in making his or her investment decision, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that should be considered material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidity problems and extraordinary management developments. Material information does not have to relate to a company's business; it can be significant market information. For example, a reporter for THE WALL STREET JOURNAL was found criminally liable for disclosing to others the dates on which reports on various companies would appear in THE WALL STREET JOURNAL and whether or not those reports would be favorable.

     3.   WHAT IS NONPUBLIC INFORMATION?

          Information is nonpublic unless it has been effectively communicated to the market place. For information to be considered public, one must be able to point to some fact to show that the information has been generally disseminated to the public. For example, information found in a report filed with the SEC or appearing in DOW JONES, REUTERS ECONOMIC SERVICES, THE WALL STREET JOURNAL or another publication of general circulation is considered public. Market rumors are not considered public information.

     4.   WHAT IS "TRADING ON THE BASIS OF" MATERIAL NONPUBLIC INFORMATION?

          Generally, a purchase or sale of a security is made "on the basis of" material nonpublic information about that security or issuer if the person making the purchase or sale was aware of the material nonpublic information when the person made the purchase of sale.



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     B.   PENALTIES FOR INSIDER TRADING

          Penalties for trading on or communicating material, nonpublic information are severe, both for the individuals involved in the unlawful conduct and for their employers. A person can be subject to some or all of the penalties set forth below even if he or she does not personally benefit from the violation. Penalties include:

          o    civil injunctions;

          o    disgorgement of profits;

          o    jail sentences;

          o fines for the person who committed the violation of up to three times the profit gained or loss avoided (per violation or illegal trade), whether or not the person actually benefited from the violation; and

          o fines for the employer or other controlling person of the person who committed the violation of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided (per violation or illegal trade).

          In addition, any violation of the procedures set forth in this Code can be expected to result in serious sanctions by SGA, including dismissal of the persons involved.

C.   POLICY STATEMENT REGARDING INSIDER TRADING

     SGA expects that each of its Supervised Persons will obey the law and not trade on the basis of material, nonpublic information. In addition, SGA discourages its Supervised Persons from seeking or knowingly obtaining material, nonpublic information.

D.   PROCEDURES TO PREVENT INSIDER TRADING

     If any Supervised Person receives any information which may constitute material, nonpublic information, the Supervised Person (1) may not buy or sell any securities, including options or other securities convertible into or exchangeable for such securities, for a Personal Account or a client account, (2) may not communicate such information to any other person, including family members and friends (other than the Chief Compliance Officer) and (3) must discuss promptly such information with the Chief Compliance Officer (CCO). If the information is deemed material, nonpublic the CCO will add the company to the firm's material, nonpublic information restricted trading list which is part of pre-trade compliance checklist.

     It is a good practice for each Supervised Person who routinely contacts issuers or analysts to identify himself or herself as being associated with SGA and identify SGA as an investment management firm, and, after the conversation, make a memorandum memorializing the conversation with the issuer or analyst (including the beginning of the conversation where such Supervised Person identified himself as associated with SGA).


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V.   OTHER CONFIDENTIAL INFORMATION

Certain information obtained by SGA that does not constitute "inside" information still constitutes confidential information that must be protected by SGA and its Supervised Persons. Compliance procedures regarding the use and treatment of that confidential information are set forth below.

A.   CONFIDENTIAL INFORMATION DEFINED

     As noted above, even if SGA and its Supervised Persons do not receive material, nonpublic information (i. e. , "inside information"), such persons may receive other confidential or sensitive information from or about SGA's clients, and they will also receive confidential or proprietary information about SGA's affairs.

     "CONFIDENTIAL INFORMATION" means any non-public information concerning SGA's activities or developed by SGA or received by SGA under an express or implied agreement or understanding the information will be treated in confidence or used only for a limited purpose, regardless of whether or not it would be considered to be important by any other person.

     Confidential Information may be in written, audio, video or computer readable form, or may be acquired through conversations in which a Supervised Person is a party or which he or she has overheard. Such Confidential Information may include, among other things, information entrusted to SGA by its clients, including his or her name and related financial information, the names of securities SGA intends to buy or sell, and new product information or business plans.

     Given the breadth of the above, ALL information that a Supervised Person obtains through SGA should be considered confidential unless that information is specifically available to the public.

B.   POLICY STATEMENT REGARDING USE AND TREATMENT OF CONFIDENTIAL INFORMATION

     All Confidential Information, whatever the source, may be used only in the performance of the Supervised Person's duties with SGA. Confidential Information may not be used for any personal purpose, including the purchase or sale of securities for a Personal Account.

C.   PROCEDURES REGARDING USE AND TREATMENT OF CONFIDENTIAL INFORMATION

     Supervised Persons have an obligation to be aware of, and sensitive to their treatment of Confidential Information. To safeguard this information:

     o Precautions must be taken to avoid storing Confidential Information in plain view in public areas of SGA's facilities, including the reception areas, conference rooms and kitchens, and Supervised Persons must remove Confidential Information from these areas where it may be seen by visitors or other third parties.

     o    Visitors must be escorted in and out of the office by Supervised
          Persons.

     o Particular care must be exercised when Confidential Information must be discussed in public places, such as restaurants, elevators, taxicabs, trains or airplanes.

     o Unless required by law, Confidential Information may not be shared with any person, including any spouse or other family member, who is not a Supervised Person (or is not otherwise subject to a confidentiality agreement with SGA) and who does not have a


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          reason relating to such Supervised Person's responsibilities within
          SGA to know that information.

VI.  PERSONAL TRADING

A.   FIDUCIARY DUTY TO AVOID CONFLICTS OF INTEREST WITH CLIENT ACCOUNTS

     Because SGA and each of its Access Persons is a fiduciary of SGA's clients, such persons must avoid actual and apparent conflicts of interest with SGA's clients. A client's interest takes precedence over the personal interests of SGA and its Access Persons. If a potential conflict arises, SGA and the Access Person must resolve the matter in the client's favor.

     An actual or apparent conflict of interest could arise when both an Access Person and SGA, on behalf of a client, engage in a transaction involving the same security. In such cases, transactions for client accounts must take precedence over personal transactions.

     Conflicts of interest also may arise when an Access Person becomes aware of Limited Offerings, such as private placements, or offerings in interests in limited partnerships or any thinly traded securities, whether public or private. Because of the inherent potential for conflict, Limited Offerings demand extreme care and are subject to closer scrutiny in the pre-approval procedures discussed below.

B.   POLICY STATEMENT REGARDING PERSONAL TRADING

     SGA recognizes that the personal investment transactions of its Access Persons and members of their immediate families demand the application of a strict code of ethics. Consequently, SGA requires that all personal investment transactions be carried out in a manner that will not endanger the interest of any client or create any apparent or actual conflict of interest between SGA and its Access Persons, on the one hand, and the client, on the other hand. Thus, SGA has adopted the procedures set forth below.

C.   PERSONAL ACCOUNT EXEMPTIONS FOR PUBLICLY TRADED SECURITIES

     If an Access Person certifies in writing that (1) the certifying Access Person does not influence the investment decisions for any specified account of a spouse, child or dependent person and (2) the person or persons making the investment decisions for such account do not make such decisions, in whole or in part, upon information that the certifying Access Person has provided, the Chief Compliance Officer may, in his or her discretion, determine that such an account is not the Access Person's Personal Account and that purchases and sales of Publicly Traded Securities for such account are not subject to the pre-clearance requirements of this Code set forth below.

     Similarly, if an Access Person certifies in writing that trading in an account in which he or she has direct or indirect beneficial ownership is managed by someone other than the Access Person, such as a third party who exercises complete investment discretion in managing the account, the Chief Compliance Officer, may, in his or her discretion, determine that purchases and sales of Publicly Traded Securities for such account are not subject to the pre-clearance requirements of this Code set forth below. In addition, written verification by the third party involved in the management of the account may also be required in certain circumstances. If the Access Person has any role in the managing the account, then this exception does not apply.



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     Finally, if an Access Person engages SGA to manage an account on a fully discretionary basis, purchases and sales of Publicly Traded Securities for such account will not be subject to the pre-clearance requirements of this Code set forth below.

     Securities held or traded in an excepted account are nonetheless required to be included in the Access Person's initial, annual and quarterly reports. Any actual or appearance of a conflict of interest in the trading in the Access Person's excepted accounts may render these accounts subject to all of the provisions of this Code.

D.   PROCEDURES REGARDING PERSONAL TRADING

     1.   PROHIBITED PERSONAL TRANSACTIONS

          SGA generally prohibits purchases or sales of Prohibited Securities that are or will be held in an Access Person's Personal Account. This prohibition is intended to protect both SGA and its Access Persons from even the appearance of impropriety with respect to any personal transactions.

          If you have any doubt as to whether the prohibition requirement applies to a particular security, please check with the Chief Compliance Officer before entering into that transaction.

          The prohibition on personal trading shall not apply to Personal or Proprietary Accounts managed by SGA for the sole purpose of incubating or launching new strategies which invest in a universe of Securities different from the universe of Securities applied in managing existing client accounts.

          At times, an Access Person may be unable to avoid trading in a Prohibited Security for the Access Person's Personal Account, such as when an Access Person needs to sell a Prohibited Security that was owned prior to becoming an Access Person of SGA. When an Access Person is unable to avoid trading in a Prohibited Security, the Access Person must follow the pre-clearance policies below.

     2.   PRE-CLEARANCE

          Even when an Access Person is unable to avoid trading in a Prohibited Security, as referenced above, or when an Access Person desires to purchase a Limited Offering or IPO, SGA requires written pre-clearance of purchases and sales of (i) all Prohibited Securities that are or will be held in an Access Person's Personal Account and (ii) all Limited Offerings or IPOs that are or will be beneficially owned by its Access Persons. This pre-clearance is intended to protect both SGA and its Access Persons from even the appearance of impropriety with respect to any personal transactions.

          At this time, pre-clearance is not required for personal trading in securities other than Prohibited Securities, Limited Offerings, or IPOs.

          If you have any doubt as to whether the pre-clearance requirement applies to a particular security, please check with the Chief Compliance Officer before entering into that transaction.



LEGAL_US_W # 53326799.3
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                                       10

          The pre-clearance requirement is satisfied by completing the appropriate pre-clearance form. The Intention to Execute Access Person Personal Trades form is to be used in most cases, with the exception of investments in Limited Offerings or IPOs, which requires completion of the Intention to participate in a Limited Investment Opportunity form (the "Limited Investment Opportunity Form"). A copy of each form is attached as Exhibit A. SGA will treat the pre-clearance process as Confidential Information and will not disclose this information except as required by law or for appropriate business purposes, and Access Persons must do the same with respect to approvals or denials of any request for pre-clearance.

          As part of the pre-clearance process, each Access Person wishing to buy or sell a security for a Personal Account must first confirm that he or she is not in receipt of any material, nonpublic information (i.e., "inside information") that would affect the price of that security. Pre-clearance is not automatically granted for every trade. Trades for Personal Accounts generally must be consistent with recommendations and actions that SGA has taken on behalf of its clients. Therefore, without the prior approval of the Chief Compliance Officer, an Access Person may not take a position in a security contrary to the position taken by SGA for its clients.

          Approval of a trade in a Personal Account means that, to the best of the Chief Compliance Officer's knowledge:

          o The security is not then being considered for purchase or sale by SGA for any client. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated to the trading desk.

          o The security is not in the process of being purchased or sold for a client of SGA, unless (1) such purchases or sales have been substantially completed, or (2) the transaction in the Personal Account that is managed by SGA, will be blocked with the client trades, in accordance with SGA's Trade Allocation Procedures.

          o The security was not purchased by any client of SGA within 7 calendar days prior to the purchase by the Access Person.

          If within the 7 calendar day period following a personal trade, a decision is made to purchase or sell the same security for a client of SGA, the trade should be done for the client and an explanation of the circumstances must be reviewed by the Chief Compliance Officer.

     3.   EXECUTION OF TRADES

          The pre-clearance form must be completed on the day the Access Person intends to initiate a transaction and the trade must be executed by the following trade date. If for some reason an Access Person cannot initiate trade instructions on that date, or the trade cannot be executed by the following trade date, then a new form must be completed and the appropriate authorization must be obtained again.



LEGAL_US_W # 53326799.3
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                                       11

     4.   LIMITED INVESTMENT OPPORTUNITIES

          When an Access Person intends to effect a transaction that is an investment in a Limited Offering (e.g., a private placement, limited partnership (including hedge funds)), an IPO or any thinly traded public security (each, a "Limited Investment Opportunity"), the Access Person must first consider whether or not the planned investment is one that is appropriate for any clients of SGA. Generally, SGA's strategies would not include Limited Investment Opportunities. However, if a client's account restrictions do not prohibit the acquisition of the security, the Limited Investment Opportunity may be an appropriate investment for the client. Therefore, the Access Person must complete the Limited Investment Opportunity Form (attached as Exhibit A) and, through the Form, bring the Limited Investment Opportunity to the attention of the Chief Compliance Officer, to allow him or her to determine if the Limited Investment Opportunity should be offered to the clients of SGA. Access Persons should be aware that completion of the Limited Investment Opportunity Form serves as confirmation that the Access Person has considered the interests of the clients of SGA.

          An Access Person must complete a Limited Investment Opportunity Form for all transactions in which an Access Person may acquire beneficial ownership in the security being offered by the Limited Investment Opportunity, regardless of whether or not such security will be held in the Access Person's Personal Account.

          The date on which the Limited Investment Opportunity Form is completed will generally be considered to be the trade date. However, in many cases, the trade date may not have been established by the issuer or seller of the Limited Offering or IPO at the time the trade is initiated. The Access Person should then indicate that the trade date will be the date on which the seller or issuer finalizes the trade. As long as the Limited Investment Opportunity Form is completed within 15 days prior to the closing date of the transaction, the Access Person will be considered to be in compliance with this Code. This is also the case if an Access Person is the seller of a security originally purchased by such Access Person in a Limited Investment Opportunity such as a Limited Offering.

     5.   EXCEPTIONS TO THE PRE-CLEARANCE REQUIREMENTS

          The following types of investments are not required to be pre-cleared. However, none of the transactions listed below are exempt from the periodic reporting requirements discussed below.

          o BLOCKED TRADES. If a proposed trade in a security for a Personal Account that is managed by SGA is blocked with client trades in that security in compliance with SGA's Trade Allocation Procedures, the trade may be executed without obtaining pre-approval on the standard form and without determining that the proposed trade complies with the requirements above. However, such transactions must be reported on the Access Person's Quarterly Transaction Report, and any holdings acquired in this manner must also be reported on the Annual Holdings Report.

          o NON-VOLITIONAL TRANSACTIONS. The pre-clearance requirements do not apply to transactions as to which an Access Person does not exercise investment discretion at the time of the transaction. For example, if a security owned by an Access Person is called by the issuer of that security, the transaction does not


LEGAL_US_W # 53326799.3
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                                       12
               have to be pre-cleared and the security may be delivered without pre-clearance. Similarly, if an option written by an Access Person is exercised, then the stock may be delivered pursuant to that option without pre-clearing the transaction. However, if it is necessary to purchase securities in order to deliver them, the purchase of the securities must be pre-cleared. If the rules of an exchange provide for automatic exercise or liquidation of an in-the-money derivative instrument upon expiration, the exercise or liquidation of that position by the exchange does not require pre-clearance. All non-volitional transactions are required to be reported on the Access Person's Quarterly Transaction Report and, if necessary, the Annual Holdings Report.

          o AUTOMATED INVESTMENT PLANS. Purchases that are part of an established periodic Automated Investment Plan do not have to be pre-cleared, but participation in the plan should be pre-cleared prior to the first purchase. If an Access Person's spouse participates in such a plan at his or her place of employment, the Access Person must pre-clear participation in the plan upon commencement of employment, or upon the spouse's commencement of participation in the plan. Investments made through an automated investment plan must be reported on an Access Person's Quarterly Transaction Report and on his or her Annual Holdings Report.

          o TENDER OFFERS. Tendering shares pursuant to a public tender offer is subject to special rules. If the tender offer is for 100% of the outstanding shares of a particular class, pre-clearance is not required with respect to securities of that class. If the tender offer is for less than 100% of the outstanding shares of a particular class, pre-clearance is required. (SGA may be participating in the transaction on behalf of client accounts and an Access Person's participation could reduce the number of shares able to be tendered on behalf of a client. ) In either case, tender offers must be reported on an Access Person's Quarterly Transaction Report and, if necessary, the Annual Holdings Report.

E.   REPORTS OF PERSONAL TRANSACTIONS (FOR ALL REPORTABLE SECURITIES)

     1. SUBMISSION OF REPORTS. In order for SGA to monitor compliance with this Code, each Access Person shall submit, or shall cause to be submitted, to the Chief Compliance Officer the following reports:

          a. INITIAL HOLDINGS REPORT. Each Access Person shall submit to the Chief Compliance Officer a complete and accurate Initial Holdings Report in the form attached hereto as Exhibit B within 10 days of becoming an Access Person, with information current as of a date no more than 45 days prior to the date of his or her employment. The Initial Holdings Report includes all Reportable Securities the Access Person had any direct or indirect beneficial ownership of upon commencement of employment by SGA, regardless of whether or not the Reportable Securities are held in the Access Person's Personal Account. The Initial Holdings Report must contain, at a minimum, the following information:

               o    The name of each Reportable Security and type of security.

               o    As applicable, the ticker symbol or CUSIP number.



LEGAL_US_W # 53326799.3
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                                       13

               o As applicable, the number of shares or principal amount of each Reportable Security.

               o The name of any broker, dealer, or bank with which the Access Person maintains an account in which any Reportable Securities.

               o The Access Person's signature and the date the Initial Holdings Report is being submitted.

          b. DUPLICATE CONFIRMATIONS AND ACCOUNT STATEMENTS. Each Access Person shall authorize the brokerage firm or other firm where such Access Person's Personal Accounts are maintained to send to the Chief Compliance Officer duplicate confirmations of all transactions in Reportable Securities effected for such Access Person's Personal Accounts. A form letter to be used for this purpose is attached hereto as Exhibit C.

               In addition, each Access Person shall cause all of his or her brokers or other custodians to submit at least quarterly account statements for each of his or her Personal Accounts to SGA. The account statements shall be sent directly by the broker or other custodian to the Chief Compliance Officer regardless of whether any trading activity took place in the Personal Account during the quarter.

          c. QUARTERLY TRANSACTION REPORTS. Each Access Person must submit Quarterly Transactions Reports in the form attached as Exhibit D within 30 days of the each calendar quarter end for all transactions during the quarter in Reportable Securities. The Quarterly Transaction Reports must contain, at a minimum, the following information:

               o The trade date of the transaction and the name of each Reportable Security.

               o As applicable, the ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each Reportable Security.

               o The nature of the transaction (i. e. , purchase, sale or other type of acquisition or disposition).

               o The price of the Reportable Security at which the transaction was effected.

               o The name of the broker, dealer, bank or transfer agent with or through which the transaction was effected.

               o Each transaction report must also contain the following information with respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access
                    Person: The name of the broker, dealer, or bank with which the Access Person established the account and the date the account was established.



LEGAL_US_W # 53326799.3
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                                       14

               o The signature of the Access Person and the date the report is being submitted.

          d. ANNUAL HOLDINGS REPORT. Each Access Person shall submit a complete and accurate Annual Holdings Report in the form attached hereto as Exhibit E. The Annual Holdings Report is due within a reasonable period of time after the fiscal year end and the information in the Annual Holdings Report must be current as of a date no more than 45 days prior to the date the Annual Holdings Report is submitted. If there are not any changes to outside brokerage accounts, at a minimum, the Annual Holdings Report must contain the same information as required in the Initial Holdings Report.

     2.   REVIEW AND RETENTION OF REPORTS

          The Chief Compliance Officer or other designee shall review each duplicate confirmation, transaction report and holdings report, and compare the transactions reported against the Pre-approval Forms that were prepared during the month or the quarter, as the case may be, to determine whether any violations of SGA's policies or of the applicable securities laws took place. If there are any discrepancies between trade confirmations and Pre-approval Forms, the Chief Compliance Officer or other designee shall contact such Access Person to resolve the discrepancy. Upon discovering a violation of these procedures, SGA may impose such sanctions as it deems appropriate, including a letter of censure or suspension, a fine or termination of the employment of the violator. Where a violation of procedures affects a client account, SGA may require the trade to be unwound and any profits disgorged to the client account.

VII. OTHER BUSINESS CONDUCT

A.   DIRECTORSHIPS REQUIRE APPROVAL

     Supervised Persons should discuss with the Chief Compliance Officer any invitations to serve on the board of directors for any private or public operating company (non-profits, excepted). Care in this area is necessary because of the potential conflict of interest involved and the potential impediment created for accounts managed by SGA in situations where Supervised Persons serving on boards obtain material nonpublic information in connection with their directorship, thereby effectively precluding the investment freedom that otherwise would be available to clients of SGA. Each Supervised Person should advise the Chief Compliance Officer annually of any operating company directorship held by that Supervised Person.

B.   NO SPECIAL FAVORS

     No Supervised Person may purchase or sell securities pursuant to any reciprocal arrangement arising from the allocation of brokerage or any other business dealings with a third party.

     Accepting information on or access to personal investments as an inducement to doing business with a specific broker on behalf of clients of SGA -- regardless of the form the favor takes -- is strictly prohibited. Personal transactions which create the appearance of special favoritism should be avoided.

C.   RESTRICTIONS ON GIFTS

     1. POLICY STATEMENT. A conflict of interest occurs when the personal interests of Supervised



LEGAL_US_W # 53326799.3
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                                       15

          Persons interfere or could potentially interfere with their responsibilities to SGA and its clients. The overriding principle is that Supervised Persons should not accept inappropriate gifts, favors, entertainment, special accommodations, or other things of material value that could influence their decision-making or make them feel beholden to a person or firm. Similarly, Supervised Persons should not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client feel beholden to the firm or the supervised person.

     2.   GIFTS AND ENTERTAINMENT.

          a. GIFTS. Supervised Persons may not give or accept gifts in excess of $100 to or from another individual without the prior written approval of the Chief Compliance Officer or their designee. Gifts to or from the same individual will be aggregated over the course of each calendar year and will be subject to the $100 threshold. Receiving cash gifts, checks, gift certificates or gift cards that are either convertible into cash or not directly associated with a retailer are prohibited. A gift of de minimis value (e.g., a pen, notepad or modest desk ornament) or a promotional item of nominal value that displays the firm's logo (e.g., an umbrella, tote bag or shirt) is not subject to the approval requirement as long as its value is substantially below the $100 threshold; PROVIDED, HOWEVER, that giving or receiving nominal or promotional items IN BULK will be considered a gift and will be subject to the $100 threshold and approval requirement. A personal gift given or received (e.g., a wedding gift, congratulatory gift or holiday gift) is subject to the $100 threshold and approval requirement unless there is exclusively a family or personal relationship between the person giving the gift and the recipient. Even if a Supervised Person declines to accept a gift that would otherwise have required approval, the Supervised Person must report the proffered gift to the Chief Compliance Officer or their designee. All gifts given and/or received in excess of $100 must be reported to the Chief Compliance Officer or their designee.

          b. ENTERTAINMENT. Supervised Persons may provide an occasional business meal, a ticket to a sporting event or the theater (with prior written approval of the Chief Compliance Officer or their designee), or comparable entertainment that is neither so frequent nor so extensive as to raise any question of propriety and is not preconditioned on achievement of a sales target or other incentive. The Supervised Person must be present at the entertainment event; otherwise, it is considered to be a gift and is subject to the $100 threshold and approval requirement described above. All entertainment given and/or received in excess of $100 must be reported to the Chief Compliance Officer or their designee.

          The Chief Compliance Officer or their designee is responsible for logging all reportable gifts and entertainment. If a Supervised Person is unsure of the value of any gift, the gift should be considered subject to approval as described above.

D.   POLITICAL CONTRIBUTIONS

     1. Covered Associates are prohibited from making any direct or indirect (e.g. through another person, firm, family member, or political action committee) political contribution, either personally or on behalf of SGA, to any political party, elected official or candidate with the



LEGAL_US_W # 53326799.3
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                                       16
          intention of obtaining or maintaining any business for SGA. ANY political contribution made by a Covered Associate to an elected official or candidate, state or local political party, or political action committee must be PRE-APPROVED by the CCO. See the POLITICAL CONTRIBUTIONS policy in SGA's compliance policies and procedures for complete policies and procedures with respect to political contributions. Among other things, those procedures require a two-year "look-back" for political contributions made by Supervised Persons from the time they become Covered Associates.

VIII. Reports to Mutual Funds

Per Rule 17j-1 under the Investment Company Act, investment advisers to mutual funds must annually provide to the mutual fund's board of directors a written report that:

     1. Describes any issues arising under the code of ethics or procedures since the last report to the board of directors, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and

     2. Certifies that the investment adviser has adopted procedures reasonably necessary to prevent Fund Access Persons from violating the code.

IX.  MISCELLANEOUS

A.   IMPORTANCE OF ADHERENCE TO PROCEDURES

     It is very important that all Supervised Persons adhere strictly to this Code. Any violations may result in serious sanctions, including dismissal from SGA.

B.   ANNUAL CIRCULATION/ACKNOWLEDGMENT OF RECEIPT OF CODE AND AMENDMENTS

     This Code shall be circulated at least annually to all Supervised Persons, and at least annually each Supervised Person shall be asked to certify in writing pursuant to the form attached hereto as Exhibit F that he or she has received and followed this Code. Each Supervised Person will also be asked to certify to the receipt of any amendments to the Code circulated during the year.

C. REPORTING OF VIOLATION OF THE CODE

     All Supervised Persons should report promptly to the Chief Compliance Officer any violation of this Code. All such reports will be treated confidentially to the extent permitted by law and SGA shall not retaliate against any individual who reports a violation of this Code.

D. RETENTION OF RECORDS

     SGA shall retain all documents produced by the Chief Compliance Officer as required by this Code and all documents required to be submitted by Supervised Persons under this Code, including all duplicate confirmations and any documents referred to or incorporated therein, as part of the books and records required by the Advisers Act and the rules thereunder.

E. QUESTIONS

     Any questions regarding this Code should be referred to the Chief Compliance Officer.



LEGAL_US_W # 53326799.3
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                                       17

                                LIST OF EXHIBITS

Exhibit A      Request for Pre-approval of Purchase or Sale of Publicly Traded
               Securities for Personal Account

               Request for Pre-approval of Purchase or Sale of a Limited Investment Opportunity

Exhibit B      Initial Holdings Report

Exhibit C      Broker or other custodian duplicate confirmation request form letter

Exhibit D      Quarterly Transaction Report

Exhibit E      Annual Holdings Report

Exhibit F      Annual Acknowledgment



LEGAL_US_W # 53326799.3
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                                       18

                                                                       EXHIBIT A

INTENTION TO EXECUTE ACCESS PERSON PERSONAL TRADES IN PUBLICLY TRADED SECURITIES

Access Person Name: _________________________   Account Name: __________________

--------------------------------------------------------------------------------
                       SHARES/
DATE    BUY    SELL    AMOUNT(2)    SECURITY NAME   SYMBOL   BROKER     PRICE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

I confirm that I am not in possession of any Inside Information (as defined in SGA's Code of Ethics) concerning this security or its issuer.

     Access Person Signature: _______________________

--------------------------------------------------------------------------------

WHO SHOULD SUBMIT THIS FORM?                            WHO GRANTS THE APPROVAL?

All Access Persons.                                     The Chief Compliance
                                                        Officer.

WHAT TRADES REQUIRE APPROVAL?                           WHEN SHOULD THIS FORM BE
                                                        SUBMITTED?

US and Foreign Equity Securities,                       Before the trade is
including stocks, convertible bonds                     placed.
and options; ETFs held or to be
acquired for a client account; mutual                   WHAT TRADES DO NOT
fund shares for mutual funds advised                    REQUIRE APPROVAL?
or sub-advised by SGA.
                                                        CDs, commercial paper,
WHOSE TRADES ARE COVERED?                               open-end mutual funds
                                                        (other than those
Trades for Personal Accounts,                           advised or sub-advised
including any account in which an                       by SGA), banker
Access Person has a beneficial                          acceptances and U.S.
interest and each and every account                     Government bonds.
for which an Access  Person, an Access
Person's spouse, minor child or other                   HOW IS APPROVAL GRANTED?
dependent influences or controls
investment decisions.                                   If approved, a copy of
                                                        this form will be
HOW LONG IS APPROVAL VALID?                             delivered to the Access
The trade must be executed by the                       Person promptly and may
following trade date.                                   be preceded by
                                                        electronic confirmation
                                                        and approval.

                                                        ARE CONTRARY POSITIONS
                                                        ACCEPTABLE?

                                                        Contrary positions will
                                                        not be approved except
                                                        in special
                                                        circumstances.

The Code of Ethics is designed to avoid the actual or apparent conflicts of interest between the interests of SGA's Access Persons and the interests of its clients. The guidelines presented above address the most commonly asked questions. Please refer to the Code of Ethics for a complete explanation of these and other issues, or contact the Chief Compliance Officer directly.
--------------------------------------------------------------------------------

                                    APPROVAL

Approval has been granted for the above transaction(s) in accordance with the current Code of Ethics as follows: (1) there are no open orders to buy or sell the above security(ies); (2) all transactions for clients in the above security(ies) have been completed for the day; or (3) all transactions have been aggregated according to a pre-approved schedule.

-------------------------                             --------------------------
Chief Compliance Officer                              Date and Time Stamp


----------
(2) Please add an approximate share count or total amount. If large fluctuations occur in share count or total amount, a new preclearance form must be completed.


LEGAL_US_W # 53326799.3
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                                      A-1

                                                                       EXHIBIT A

[ ] If you wish to take a position contrary to SGA's clients (i.e., by requesting approval to sell a security purchased and still held by clients or to purchase a security recently sold by clients), please explain below:


LEGAL_US_W # 53326799.3
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                                      A-2

                                                                       EXHIBIT A

          INTENTION TO PARTICIPATE IN A LIMITED INVESTMENT OPPORTUNITY

Access Person Name: __________________     Account Name: _______________________

--------------------------------------------------------------------------------
ESTIMATED DATE                  SHARES/
OF TRANSACTION    BUY    SELL   AMOUNT(3)    SECURITY NAME    BROKER    PRICE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

I confirm that I am not in possession of any Inside Information (as defined in SGA's Code of Ethics) concerning this security or its issuer.

Access Person Signature:

WHO SHOULD SUBMIT THIS FORM?                       WHAT TRADES REQUIRE APPROVAL?
All Access Persons.                                Private Placements, IPOs and
                                                   other Limited Investment
                                                   Opportunities

WHEN SHOULD THIS FORM BE SUBMITTED?                ARE CONTRARY POSITIONS
Before the trade is placed.                        ACCEPTABLE?
                                                   Contrary positions will not
WHOSE TRADES ARE COVERED?                          be approved except in special
Trades for Personal Accounts, including            circumstances.
any account in which an Access Person
has a beneficial interest and each and             HOW IS APPROVAL GRANTED?
every account for which an Access Person,          If approved, a copy of this
an Access Person's spouse, minor child or          form will be delivered to the
other dependent influences or controls             Access Person promptly and
investment decisions.                              may be preceded by electronic
                                                   confirmation and approval.
HOW LONG IS APPROVAL VALID?
The trade must be executed by the
following trade date.

WHO GRANTS THE APPROVAL?
The Chief Compliance Officer.

The Code of Ethics is designed to avoid the actual or apparent conflicts of interest between the interests of SGA's Access Persons and the interests of its clients. The guidelines presented above address the most commonly asked questions. Please refer to the Code of Ethics for a complete explanation of these and other issues, or contact the Chief Compliance Officer directly.
--------------------------------------------------------------------------------

                                    APPROVAL

Approval has been granted for the above transaction(s) in accordance with the current Code of Ethics as follows: (1) the Limited Investment Opportunity has been brought to the attention of an the Chief Investment Officer, who have determined that the Limited Investment Opportunity is not an appropriate investment for any client of SGA at this time; (2) there are no open orders to buy or sell the above security(ies); (3) all transactions for clients in the above security(ies) have been completed for the day; or (4) all transactions have been aggregated according to a pre-approved schedule.

------------------------                           -----------------------------
Chief Compliance Officer                           Date and Time Stamp


----------
(3) Please add an approximate share count or total amount. If large fluctuations occur in share count or total amount, a new preclearance form must be completed.


LEGAL_US_W # 53326799.3
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                                      A-3

                                                                       EXHIBIT A

[ ] If you wish to take a position contrary to SGA's clients (i. e. , by requesting approval to sell a security purchased and still held by clients or to purchase a security recently sold by clients), please explain below:


LEGAL_US_W # 53326799.3
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                                      A-4

                                                                       EXHIBIT B

                            INITIAL HOLDINGS REPORT
            (complete within ten days of becoming an Access Person)

The report must contain information that is current as of a date no more than 45 days prior to the date this report is submitted.

Access Person Name: _________________________          Date: ___________________

1.   PERSONAL ACCOUNTS(1)

---------------------------------------------------------------------------------------------------------------------------
NAME OF INSTITUTION AND ACCOUNT HOLDERS' NAME                                                   HAVE YOU REQUESTED
        (I.E., YOU, SPOUSE, CHILD)                 ACCOUNT NUMBER      DATE ACCOUNT OPENED      DUPLICATE STATEMENTS?
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

2.   HOLDINGS

[ ] YES, I hold REPORTABLE SECURITIES(2), which are outlined in the document(s) marked below and which include all required information as described in the firm's code of ethics:

     [ ] Statements sent directly by my broker-dealer or custodian

     [ ] SGA manages my personal securities account(s) and my broker-dealer or custodian provides SGA WIth statements/transaction data for Reportable Securities holdings for my managed account(s)

     [ ] The attached supplemental report

     [ ] The attached monthly brokerage statement(s)

     [ ] NO, I do not hold any REPORTABLE SECURITIES.

Signature: _______________________________

Reviewed by: Chief Compliance Officer

Print Name: ______________________________

Signature: _______________________________

Date: ____________________________________


----------
(1)"PERSONAL ACCOUNT" means any securities and futures account of an Access Person in which the Access Person has a direct or indirect pecuniary interest and which account holds Reportable Securities. An account established for the benefit of the following will be presumed to be a Personal Account unless the Access Person and the Chief Compliance Officer agree otherwise in writing: (1) an Access Person; (2) the spouse of an Access Person; (3) any child of any Access Person under the age of 21 of an Access Person, whether or not residing with the Access Person; (4) any other family member of the Access Person residing in the same household with the Access Person or to whose financial support the Access Person makes a significant contribution; and (5) any other account in which the Access Person has a direct or indirect beneficial interest (e.g. joint accounts, trustee accounts, partnerships, investment clubs, estates or closely held corporations in which the Access Person has a beneficial interest).

(2)"REPORTABLE SECURITY" means a Security, except that it does not include: (1) direct obligations of the Government of the United States; (2) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (including repurchase agreements); (3) shares issued by money market funds; (4) shares issued by open-end funds other than exchange-traded funds; and (5) shares issued by unit investment trusts that are invested exclusively in one or more open-end mutual funds other than exchange-traded funds.


LEGAL_US_W # 53326799.3
Rev. December 29, 2015

                                                                       EXHIBIT B

INITIAL HOLDINGS REPORT - SUPPLEMENT

Access Person Name: ______________________________    Date: ____________________

-----------------------------------------------------------------------------------------------------
                                                       TICKER SYMBOL OR      NUMBER OF SHARES OR
NAME OF REPORTABLE SECURITY      TYPE OF SECURITY            CUSIP            PRINCIPAL AMOUNT
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------

Signature: _______________________________________

Reviewed by: Chief Compliance Officer

Print Name: ______________________________________

Signature: _______________________________________

Date: ____________________________________________


LEGAL_US_W # 53326799.3
Rev. December 29, 2015

                                                                       EXHIBIT C

                          FORM OF AUTHORIZATION LETTER

[Date]

[Broker name and address]

RE: [Access Person]

Dear Sir or Madam:

Please be advised that the above referenced person is an employee of Strategic Global Advisors, LLC, an investment adviser registered with the Securities and Exchange Commission. We request that you send duplicate confirmation of this employee's transactions in securities, as well as duplicate statements to the attention of:

     Strategic Global Advisors, LLC
     Attn: Compliance
     100 Bayview Circle, Suite 650
     Newport Beach, California 92660

This request is made pursuant to the personal trading policies of Strategic Global Advisors, LLC as required under federal and state law.

Thank you for your cooperation.

Sincerely,

Chief Compliance Officer

Authorization by Employee: _________________________________
                                   [name of employee]

cc: [Employee]


LEGAL_US_W # 53326799.3
Rev. December 29, 2015

                                                                       EXHIBIT D

                          QUARTERLY TRANSACTION REPORT
             (complete within 30 days of the ___ quarter of 20__ )

Access Person Name: _____________________________    Date: _____________________

1.   PERSONAL ACCOUNTS OPENED DURING QUARTER

[ ] YES, I have established a new Personal Account during the preceding calendar quarter and have identified that Personal Account in the table below.

[ ] NO, I have not established any new Personal Accounts during the preceding calendar quarter.

------------------------------------------------------------------------------------------------------------------------------------
NAME OF INSTITUTION AND ACCOUNT HOLDERS' NAME (I.E.,                                                      HAVE YOU REQUESTED
               YOU, SPOUSE, CHILD)                        ACCOUNT NUMBER       DATE ACCOUNT OPENED       DUPLICATE STATEMENTS?
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

2.   TRANSACTIONS IN REPORTABLE SECURITIES

[ ] YES, I have had Reportable Securities transactions during the past quarter, which are outlined in the document(s) marked below and which include all required information as described in the firm's code of ethics:

     [ ] The attached supplemental report and/or transaction confirmations

     [ ] SGA manages my Personal Account(s) and my broker-dealer or custodian provides SGA with statements/transaction data for Reportable Securities transactions for my managed account(s)

     [ ] The attached monthly brokerage statement(s)

     [ ] Confirmations and/or statements that have been sent to the CCO directly by my broker/dealer or custodian

[ ] NO, I have not had any Reportable Securities transaction(s) (as described above) during the past quarter.

Signature: ________________________________________

Reviewed by: Chief Compliance Officer

Print Name: _______________________________________

Signature: ________________________________________

Date: _____________________________________________


LEGAL_US_W # 53326799.3
Rev. December 29, 2015

                                                                       EXHIBIT D

                   QUARTERLY TRANSACTION REPORT - SUPPLEMENT

Access Person Name: ___________________________________   Date: ________________

TRANSACTIONS IN REPORTABLE SECURITIES

------------------------------------------------------------------------------------------------------------------------------------
                      TICKER                  NUMBER OF      INTEREST
                      SYMBOL                   SHARES/       RATE &        NATURE OF
                        OR                    PRINCIPAL      MATURITY      TRANSACTION           TRANSACTION        DATE OF
NAME OF SECURITY      CUSIP       BROKER       AMOUNT          DATE        (I.E, BUY, SALE)         PRICE         TRANSACTION
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

2. TRANSACTIONS IN LIMITED OFFERINGS (INCLUDES PRIVATE PLACEMENTS, HEDGE FUNDS, IPOS AND OTHER OFFERINGS NOT PUBLICLY AVAILABLE)

------------------------------------------------------------------------------------------------------------------------------------
                      TICKER                  NUMBER OF      INTEREST
                      SYMBOL                   SHARES/       RATE &        NATURE OF
                        OR                    PRINCIPAL      MATURITY      TRANSACTION           TRANSACTION        DATE OF
NAME OF SECURITY      CUSIP       BROKER       AMOUNT          DATE        (I.E, BUY, SALE)         PRICE         TRANSACTION
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

Signature: ____________________________________________

Reviewed by: Chief Compliance Officer

Print Name: ___________________________________________

Signature: ____________________________________________

Date: _________________________________________________


LEGAL_US_W # 53326799.3
Rev. December 29, 2015

                                                                       EXHIBIT E

                             ANNUAL HOLDINGS REPORT

 (The report must contain information that is current as of a date no more than
              45 days prior to the date this report is submitted.)

Access Person Name: ____________________________  Date: ________________________

1.   PERSONAL ACCOUNTS (PLEASE LIST ALL PERSONAL ACCOUNTS BELOW)

    --------------------------------------------------------------------------------------------------------------
NAME OF INSTITUTION AND ACCOUNT HOLDERS' NAME (I.E., YOU,                   HAVE YOU REQUESTED
                   SPOUSE, CHILD)                                    ACCOUNT NUMBER DUPLICATE STATEMENTS?
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

2.   HOLDINGS

[ ] I hold REPORTABLE SECURITIES, which are outlined in the document(s) marked below and which include all required information as described in the firm's code of ethics:

     [ ] Statements sent directly by my broker-dealer or custodian

     [ ] SGA manages my Personal Account(s) and my broker-dealer or custodian provides SGA with STAtements/transaction data for Reportable Securities holdings for my managed account(s)

     [ ] The attached supplemental report

     [ ] The attached monthly brokerage statement(s)

[ ] I hereby certify that during the calendar year _________  I did not have any
                                                              Personal Accounts.

I HEREBY CERTIFY THAT DURING THE CALENDAR YEAR ________ I HAVE COMPLIED WITH MY OBLIGATIONS UNDER THE CODE OF ETHICS AS IN EFFECT DURING THAT PERIOD, INCLUDING THE OBLIGATIONS NOT TO PURCHASE OR SELL PUBLICLY TRADED SECURITIES ON THE BASIS OF "INSIDER INFORMATION" AND TO PROVIDE STRATEGIC GLOBAL ADVISORS, LLC WITH DUPLICATE CONFIRMATIONS AND QUARTERLY REPORT REFLECTING ALL PURCHASES AND SALES OF PUBLICLY TRADED SECURITIES FOR MY PERSONAL ACCOUNTS.

Signature: __________________________________________

Reviewed by: Chief Compliance Officer

Print Name: _________________________________________

Signature: __________________________________________

Date: _______________________________________________


LEGAL_US_W # 53326799.3
Rev. December 29, 2015

                                                                       EXHIBIT E

                      ANNUAL HOLDINGS REPORT - SUPPLEMENT

Access Person Name: ____________________________       Date: ___________________

------------------------------------------------------------------------------------------------------------
                                                       TICKER SYMBOL OR      NUMBER OF SHARES OR
NAME OF REPORTABLE SECURITY      TYPE OF SECURITY           CUSIP              PRINCIPAL AMOUNT
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

Signature: __________________________________________

Reviewed by: Chief Compliance Officer

Print Name: _________________________________________

Signature: __________________________________________

Date: _______________________________________________


LEGAL_US_W # 53326799.3
Rev. December 29, 2015

                                                                       EXHIBIT F

               COMPLIANCE MANUAL & CODE OF ETHICS ACKNOWLEDGMENT

COMPLIANCE MANUAL & CODE OF ETHICS VERSION DATE: _______________________________

All Supervised Persons are required to read, understand, and verify receipt of the Code of Ethics and Compliance Manual. The Code of Ethics acknowledges our fiduciary duty to clients and sets forth the standard of business conduct we expect of our Supervised Persons. The Compliance Manual prescribes the specific policies and procedures that each Supervised Person agrees to follow in addition to complying with all applicable federal securities laws and regulations.

CERTIFICATION:

I acknowledge that I have read and understand all relevant sections, as set forth in the Compliance Manual and all Appendices attached thereto, including the Code of Ethics set out in APPENDIX K (the "Code"). I certify that I have, to date, complied with and will continue to comply with the Compliance Manual, in particular the Code. I also certify that I have had the opportunity to address any questions with the Chief Compliance Officer concerning the Compliance Manual and Code. Further, I agree to comply with all applicable federal securities laws and regulations. I understand that any violations may lead to sanctions including my dismissal.

                               Name (please print): ____________________________

                               Signature: ______________________________________

                               Date: ___________________________________________


LEGAL_US_W # 53326799.3
Rev December 29, 2015


                                      F-1